UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2014

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events

ADDITIONAL INFORMATION REGARDING THE

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, NOVEMBER 14, 2014

THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

November 5, 2014

RE:                           Royal Gold, Inc. Annual Meeting of Stockholders — November 14, 2014

Proposal 3, Advisory Vote on Executive Compensation (“Say on Pay”)

Dear Stockholder:

By now you should have received Royal Gold, Inc.’s Notice of the 2014 Annual Meeting and Proxy Statement.  You can also view our Proxy Statement at www.royalgold.com.

We write to ask for you to carefully consider the additional information herein, and for your support at the Annual Meeting by voting in accordance with the recommendations of our Board of Directors on all proposals, including Proposal 3, Advisory Vote on Compensation of the Named Executive Officers (“Say on Pay”).

Institutional Shareholder Services (ISS) recommended a vote against this proposal.  We are compelled to express our strong disagreement with its recommendation.  In its report, ISS based its recommendation largely on the size of our CEO’s equity awards measured against a group of comparator companies determined by ISS.

ISS methodologies compare apples to oranges and in our opinion are substantially flawed, inappropriate, and invalid for a meaningful evaluation of our compensation program.

•                  First, and most importantly, we fundamentally disagree with the peer group selected by ISS to benchmark our compensation program.  Specifically, ISS:

•                  failed to compare Royal Gold to any other company in the very unique precious metal royalty and streaming business,

•                  failed to provide a peer group that has any meaningful correlation to gold, with only seven of their fourteen companies involved in precious metal businesses, and

•                  failed to recognize that Royal Gold is one of the 15 largest primary precious metal companies in the world by market capitalization, and continues to suggest that companies averaging one tenth the size of Royal Gold are relevant benchmarks.

•                  Second, ISS did not use comparable results from trailing 12-month periods ending on June 30 when it evaluated peer companies for Royal Gold.  Specifically, ISS:

•                  failed to recognize that the fiscal years for various companies end at different times and. thus, does not use the same period for each company when comparing performance results.

•                  Third, ISS non-cash compensation calculations are not consistent with U.S. GAAP accounting. They dramatically amplify the suggested compensation value in the ISS report. Specifically, ISS:

•                  failed to apply U.S. GAAP accounting guidance to determine the value for stock-based option and performance compensation, and

•                  failed to recognize the difficulty in achieving our vesting criteria for performance share compensation, as evidenced by the fact that no performance shares have vested since February, 2012.

Each of these items is explained in more detail below.

ISS Peer Group is not Relevant:

There are only about ten publicly traded companies worldwide that are involved in the precious metal royalty and streaming business.  All of them maintain primary listings outside the United States except for Royal Gold.  This means that all of the companies most directly comparable to Royal Gold are excluded from the United States industry classification used by ISS.  ISS selected seven broader “materials” industry companies for its peer group, and seven precious metal mining companies (six domiciled in the United States and one in Canada).  All of the ISS-selected peers possess far smaller market capitalizations than Royal Gold.

•                  Gold is often negatively correlated to the broader economy, so benchmarking Royal Gold’s total shareholder return against chemical, construction materials, base metals and forest products companies is simply not relevant when determining relative performance.

•                  To demonstrate the importance of this point, Royal Gold’s share price had a 78% correlation to the price of gold over the past three years.  The chart below illustrates that half of the ISS peer group has no or significantly negative correlation to the price of gold.  As a group, the ISS peer group has a very weak 18% correlation to gold.

The Royal Gold Selected Peer Group is Relevant:

•                  Royal Gold thoughtfully constructed and disclosed its peer group on pages 26 and 27 of the Proxy Statement.  The group we selected includes our direct royalty competitors and precious metal mining companies of similar relative size as measured by market capitalization.  This group consists of 13 publicly traded companies including IAMGOLD, Silver Wheaton, Franco-Nevada, Pan American Silver, Coeur Mining, Hecla Mining, Osisko Mining, Centerra Gold, New Gold, Alamos Gold, AuRico Gold, Eldorado Gold and Agnico Eagle.

Many of these companies are not listed in the United States.  However, gold mining is an international business, and the United States does not domicile a sufficient number of precious metals companies to make a peer group comprised of similarly statistically valid companies.  Furthermore, this is the international peer group with whom we compete for executive talent.  We firmly believe this is the relevant comparator group.  Through engagement with our stockholders over the past year, we believe they agree with us.

•                  The average correlation to gold for Royal Gold’s selected peer group companies is 80% as displayed on the following chart.

Our Board believes that market capitalization, rather than revenue, is the appropriate primary criterion for selecting companies for executive compensation decision-making for the following reasons (which are supported by the tables included in this letter).

•                  Revenues of a typical business are significantly offset by the operating costs of that business.  Royal Gold’s investors understand that its business model provides very low operating costs and superior operating margins compared to both mining and industrial companies.

•                  Market capitalization is directly correlated to stockholder benefit.

•                  Market capitalization, a key component of which is stock price, is the key driver of the value of equity awards, which comprise the single largest component of compensation for Royal Gold executives, including our CEO.

•                  Market capitalization as the primary selection criterion is more appropriate than revenues.  For example, assume companies A and B have identical revenues of $300 million and both have 100 million shares outstanding, but company A’s market capitalization is $500 million as compared to company B’s $5 billion market capitalization.  It is logical that company B would provide more compensation to its CEO.  However, the ISS analysis suggests that they should be the same because both companies have the same revenues.

The ISS peer group market capitalization is compared to that of Royal Gold in the following chart.

•                  Because ISS uses mostly much smaller companies in its analysis, it is no surprise that our CEO’s compensation was viewed as being relatively higher.

By contrast, Royal Gold’s market capitalization is just over half that of its peer group average as shown below.

If ISS had used Royal Gold’s compensation peer group, rather than its internal policy-generated comparators, we believe we would have passed ISS’ CEO compensation test.  A comparison of “Alignment of Pay and Performance” for the ISS and Royal Gold peer groups is presented below.

ISS Measurement Periods are Inconsistent.

The summary financials for Royal Gold in the ISS report present results on our fiscal year basis (July 1 to June 30) while representing the financial results for the ISS peer companies for other annual periods, mostly calendar year end.

The mismatch in measurement period results in a very misleading comparison to Royal Gold, and highlights the lack of precision in ISS’ analytical approach.

ISS Disregards Our Performance Criteria and U.S. GAAP Accounting.

ISS’ analysis of our executive compensation ignores that our CEO’s take home pay (defined as actual base salary and bonus paid, the vested and in-the-money value of stock options (valued at the fiscal year-end closing stock price each year), vested restricted shares and vested performance shares) declined approximately 21% in fiscal 2014 compared to fiscal 2013.

Moreover, ISS assumes all performance-based awards will fully vest, and has disregarded U.S. GAAP-based disclosure in Royal Gold’s Proxy Statement around options and performance award vesting criteria and assumptions.

•                  The August 2013 performance shares granted to the Company’s CEO had a U.S. GAAP value of approximately $372,840, a decline of over 50% from the value of the August 2012 performance shares granted, due to an adverse change in assumptions of performances shares expected to vest.  From ISS’ perspective, the value of the August 2013 grants was approximately $1.5 million—nearly five times the U.S. GAAP value.  ISS’ conclusion can only be achieved by ignoring the performance award vesting criteria and U.S. GAAP accounting.

•                  In addition, ISS option vesting calculations are not consistent with U.S. GAAP accounting and those modifications further amplify the suggested value in the ISS report.  U.S. GAAP accounting guidance exists to provide a consistent approach to accounting for stock-based compensation, and we do not believe it is prudent to use a combination of accounting practices.

•                  Finally, ISS overlooks the difficulty in achieving our vesting criteria — a 10% compounded annual growth rate in adjusted free cash flow per share.  As evidence of how challenging this criteria is, we note that no performance shares have vested since February, 2012.

We invite you to read the Proxy Statement for more information regarding the reasons the Board is recommending a vote “FOR” Proposal 3, Advisory Vote on Executive Compensation.

We appreciate your time and consideration on these matters and ask for your support of the Board’s recommendation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: November 5, 2014	By:	/s/ Bruce C. Kirchhoff
	Name:	Bruce C. Kirchhoff
	Title:	Vice President, General Counsel and
Secretary